As filed with the Securities and Exchange Commission on May 18, 1999

                                            Registration No. 333-_____


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933



                     Homeland Holding Corporation
        (Exact name of Registrant as specified in its charter)


      Delaware
     (State or                                             73-1311075
  jurisdiction of                                       (I.R.S. Employer
  incorporation or                                    Identification No.)
   organization)

2601 Northwest Expressway, Suite 1100E
   Oklahoma City, Oklahoma                                   73112
 (Address of Principal Executive Offices)                  (Zip Code)




                     HOMELAND HOLDING CORPORATION
               STOCK OPTIONS GRANTED TO CERTAIN OFFICERS
                       (Full title of the plan)

                           Deborah A. Brown
                2601 Northwest Expressway, Suite 1100E
                     Oklahoma City, Oklahoma 73112
                (Name and address of agent for service)

                            (405) 879-6600
     (Telephone number, including area code, of agent for service)

                               Copy to:
                         J.  Bradford Hammond
              Crowe & Dunlevy, A Professional Corporation
                      321 South Boston, 5th Floor
                         Tulsa, Oklahoma 74103
                            (918) 592-9800

                    CALCULATION OF REGISTRATION FEE


                                    Proposed     Proposed   Calculation
                         Amount to   Maximum      Maximum       of
Title of Securities to      be      Offering     Aggregate  Registration
     be Registered      Registered    Price      Offering      Fee
                                    Per Share    Price(1)
                                       (1)


Common Stock, par value   75,000      $3.92      $294,000     $81.73
$.01 per share


(1) Determined in accordance with Rule 457(h) solely for purposes of calculating the registration fee based on the weighted average exercise price of the options covering the shares being registered hereby.


                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

         *Information required by Part I to be contained in the
          Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999.

          (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 1999.

          (3) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 10 declared effective by the Securities and Exchange Commission on December 6, 1996.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          This Registration Statement covers Common Stock, par value $.01 per share, of the Registrant, which is registered under Section 12(g) of the Exchange Act. The description of the Common Stock contained in the registration statement under the Exchange Act is incorporated herein by reference as described above.

Item 5.   Interests of Named Experts and Counsel

          There are no interests of any expert or counsel required to be disclosed pursuant to Item 5.

Item 6.   Indemnification of Officers and Directors

          The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Registrant and its stockholders. The provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

          Under Delaware law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding whether actual or threatened to which any such person may be made a party by reason of the fact that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

Item 7.   Exemption from Registration Claimed

          There are no restricted securities being offered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

                  Number                     Description

                   5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

                  23.1         Consent of PricewaterhouseCoopers LLP

                  23.2         Consent of Crowe & Dunlevy (contained in Exhibit
                               5.1).

                  24.1 Powers of Attorney (included in signature page hereto).


Item 9.   Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that the undertakings set forth in paragraphs (1)
          (i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 18, 1999.

                             HOMELAND HOLDING CORPORATION


                             By:  /s/ Deborah A. Brown
                                      Deborah A. Brown
                                      Vice President and Controller


    KNOW ALL BY THESE PRESENTS, that the persons whose signatures appear below hereby constitute and appoint Wayne S. Peterson and Deborah A. Brown, and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

    Name                           Position                       Date

/s/ David B. Clark             President and Chief Executive     May 4, 1999
David B. Clark                 Officer (Principal Executive
                               Officer)

/s/ Wayne S. Peterson          Senior Vice President and Chief   May 4, 1999
Wayne S. Peterson              Financial Officer (Principal
                               Financial Officer)

/s/ Deborah A. Brown           Vice President and Controller     May 4, 1999
Deborah A. Brown               (Principal Accounting Officer)

/s/ Robert E.(Gene) Burris     Director                          May 4, 1999
Robert E. (Gene) Burris

/s/ Edward B. Krekeler, Jr.    Director                          May 4, 1999
Edward B. Krekeler, Jr.

/s/ Laurie M. Shahon           Director                          May 4, 1999
Laurie M. Shahon

/s/ John A. Shields            Director                          May 4, 1999
John A. Shields

/s/ William B. Snow            Director                          May 4, 1999
William B. Snow

/s/ David N. Weinstein         Director                          May 4, 1999
David N. Weinstein



                             EXHIBIT INDEX




     Number                                       Description

      5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

      23.1           Consent of PricewaterhouseCoopers LLP

      23.2           Consent of Crowe & Dunlevy (included in Exhibit 5.1).

      24.1           Powers of Attorney (included in signature page hereto).


                               EXHIBIT 5.1

                     [Letterhead of Crowe & Dunlevy]       Exhibit 5.1





                                 May 18, 1999



Homeland Holding Corporation
2601 Northwest Expressway, Suite 1100
Oklahoma City, OK 73112

     Re: Registration Statement on Form S-8 Relating to Stock Options Granted to Certain Officers of Homeland Holding Corporation

Ladies and Gentlemen:

     You have requested our advice with respect to the legality of the common stock, $0.01 par value per share ("Common Stock"), of Homeland Holding Corporation (the "Company") issuable upon exercise of options granted to John
C. Rocker pursuant to a Stock Option Agreement dated September 14, 1998 for the purchase of 25,000 shares of Common Stock and to Wayne S. Peterson pursuant to a Stock Option Agreement dated October 21, 1998 for the purchase of 50,000 shares of Common Stock (the "Stock Option Agreements").

     We have examined and are familiar with the originals or copies, the authenticity of which has been established to our satisfaction, of all documents or other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that the 75,000 authorized but unissued shares of Common Stock or treasury stock of the Company which may be issued pursuant to the Stock Option Agreements will, upon payment therefor and delivery thereof in accordance with the Stock Option Agreements, be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                              Respectfully submitted,

                              CROWE & DUNLEVY,
                              A PROFESSIONAL CORPORATION


                              By /s/ J. Bradford Hammond
                                 J. Bradford Hammond



                              EXHIBIT 23.1

                                                     Exhibit 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the related prospectus of our report dated March 3, 1999, relating to the financial statements, which appears in Homeland Holding Corporation's Annual Report on Form 10-K for the year ended January 2, 1999. We also consent to the reference to us under the heading "Experts" in the prospectus relating to the Registration Statement.


                              PRICEWATERHOUSECOOPERS LLP



Oklahoma City, Oklahoma
May 14, 1999